EXHIBIT A to the
CHIEF COMPLIANCE OFFICER AGREEMENT
by and between
U.S. BANCORP FUND SERVICES, LLC, ETF SERIES SOLUTIONS, and JAMES R. BUTZ

Amended and Restated August 17, 2021

SCHEDULE OF FUNDS OF TRUST FOR WHICH COMPLIANCE OFFICER IS
DESIGNATED AND APPOINTED TO THE POSITION OF CHIEF COMPLIANCE OFFICER

Fund Name	Adviser	Sub-Adviser	Date of Appointment
AAM Low Duration Preferred and Income Securities ETF	Advisors Asset Management, Inc.	Vident Investment Advisory, LLC	October 3, 2019
AAM S&P 500 High Dividend Value ETF	Advisors Asset Management, Inc.	Vident Investment Advisory, LLC	July 13, 2017
AAM S&P Developed Markets High Dividend Value ETF	Advisors Asset Management, Inc.	Vident Investment Advisory, LLC	October 4, 2018
AAM S&P Emerging Markets High Dividend Value ETF	Advisors Asset Management, Inc.	Vident Investment Advisory, LLC	July 13, 2017
AAM Bahl & Gaynor Small/Mid Cap Income Growth ETF	Advisors Asset Management, Inc.	Bahl & Gaynor, Inc.	*
AlphaMark Actively Managed Small Cap ETF	AlphaMark Advisors, LLC	N/A	February 19, 2015
Aptus Drawdown Managed Equity ETF	Aptus Capital Advisors, LLC	N/A	February 18, 2016
Aptus Defined Risk ETF	Aptus Capital Advisors, LLC	N/A	July 12, 2018
Aptus Collared Income Opportunity ETF	Aptus Capital Advisors, LLC	N/A	April 11, 2019
Opus Small Cap Value ETF	Aptus Capital Advisors, LLC	N/A	April 12, 2018
International Drawdown Managed Equity ETF	Aptus Capital Advisors, LLC	N/A	January 28, 2021
McElhenny Sheffield Managed Risk ETF	Aptus Capital Advisors, LLC	McElhenny Sheffield Capital Management	*
The Acquirers Fund	Acquirers Funds, LLC	CSat Investment Advisory, L.P.	January 10, 2019
US Vegan Climate ETF	Beyond Investing LLC	Penserra Capital Management LLC	October 4, 2018
Change Finance U.S. Large Cap Fossil Fuel Free ETF	Change Finance, PBC	Vident Investment Advisory, LLC	July 13, 2017
Change Finance International ESG Fossil Free ETF	Change Finance, PBC	Vident Investment Advisory, LLC	January 28, 2021
ClearShares OCIO ETF	Clearshares LLC	N/A	April 27, 2017
ClearShares Ultra-Short Maturity ETF	Clearshares LLC	N/A	July 13, 2017
ClearShares Piton Intermediate Fixed Income ETF	Clearshares LLC	Piton Investment Management, L.P.	July 29, 2020
Defiance Next Gen Connectivity ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	January 10, 2019
Defiance Quantum ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	April 12, 2018
Defiance Nasdaq Junior Biotechnology ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	January 10, 2019
Defiance Indxx Junior Semi-Conductor ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	July 29, 2020
Defiance Next Gen SPAC IPO ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	July 29, 2020
Defiance Next Gen H2 ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	January 28, 2021

Fund Name	Adviser	Sub-Adviser	Date of Appointment
Defiance Next Gen Altered Experience ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	April 21, 2021
Defiance Copper Miners ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	April 21, 2021
Defiance Crypto and Blockchain Ecosystem ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	April 21, 2021
Defiance Hotel, Airline, and Cruise ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	April 21, 2021
Defiance Next Gen Big Data ETF	Defiance ETFs, LLC	Penserra Capital Management LLC	April 21, 2021
Distillate U.S. Fundamental Stability & Value ETF	Distillate Capital Partners LLC	Vident Investment Advisory, LLC	July 12, 2018
Distillate International Fundamental Stability & Value ETF	Distillate Capital Partners LLC	Vident Investment Advisory, LLC	October 7, 2020
AI Powered International Equity ETF	EquBot LLC	Vident Investment Advisory, LLC	January 18, 2018
AlphaClone Alternative Alpha ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	May 13, 2013
Roundhill Acquirers Deep Value ETF	Exchange Traded Concepts, LLC	N/A	February 26, 2014
Loncar Cancer Immunotherapy ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	August 17, 2015
Loncar China BioPharma ETF	Exchange Traded Concepts, LLC	Vident Investment Advisory, LLC	July 12, 2018
NETLease Corporate Real Estate ETF	Exchange Traded Concepts, LLC	N/A	January 10, 2019
ISE Cyber Security ETF	Exchange Traded Concepts, LLC	N/A	June 8, 2020
ISE Mobile Payments ETF	Exchange Traded Concepts, LLC	N/A	June 8, 2020
ETFB REITs ETF	Exchange Traded Concepts, LLC	N/A	July 29, 2020
Blue Horizon BNE ETF	Exchange Traded Concepts, LLC	N/A	July 29, 2020
PSYK ETF	Exchange Traded Concepts, LLC	N/A	*
Vident International Equity Fund	Vident Advisory, LLC	Vident Investment Advisory, LLC	January 10, 2019
Vident Core U.S. Equity Fund	Vident Advisory, LLC	Vident Investment Advisory, LLC	January 10, 2019
Vident Core U.S. Bond Strategy ETF	Vident Advisory, LLC	Vident Investment Advisory, LLC	January 10, 2019
PPTY – U.S. Diversified Real Estate ETF	Vident Advisory, LLC	Vident Investment Advisory, LLC	January 10, 2019
Hoya Capital Housing ETF	Hoya Capital Real Estate, LLC	Penserra Capital Management, LLC	January 10, 2019
Hoya Capital High Dividend Yield ETF	Hoya Capital Real Estate, LLC	Penserra Capital Management, LLC	*
LHA Market State Alpha Seeker ETF	Little Harbor Advisors, LLC	N/A	January 28, 2020
LHA Market State Tactical Beta ETF	Little Harbor Advisors, LLC	N/A	April 22, 2020
Nationwide Risk-Based U.S. Equity ETF	Nationwide Fund Advisors	Vident Investment Advisory, LLC	April 27, 2017
Nationwide Risk-Based International Equity ETF	Nationwide Fund Advisors	Vident Investment Advisory, LLC	April 27, 2017
Nationwide Maximum Diversification U.S. Core Equity ETF	Nationwide Fund Advisors	Vident Investment Advisory, LLC	April 27, 2017
Nationwide Risk-Managed Income ETF	Nationwide Fund Advisors	Harvest Volatility Management, LLC	October 3, 2019
Point Bridge GOP Stock Tracker ETF	Point Bridge Capital, LLC	Vident Investment Advisory, LLC	July 13, 2017
Premise Capital Diversified Tactical ETF	Premise Capital, LLC	N/A	April 14, 2016
U.S. Global Jets ETF	U.S. Global Investors, Inc.	N/A	February 19, 2015

Fund Name	Adviser	Sub-Adviser	Date of Appointment
U.S. Global GO GOLD and Precious Metal Miners ETF	U.S. Global Investors, Inc.	N/A	May 1, 2017
U.S. Global Sea to Sky Cargo ETF	U.S. Global Investors, Inc.	N/A	*
Volshares Large Cap ETF	Whitford Asset Management LLC	Vident Investment Advisory, LLC	January 18, 2018

* Pending commencement of operations

IN WITNESS WHEREOF, the parties have executed this amended and restated exhibit as of the day and year written above.
U.S. BANCORP FUND SERVICES, LLC

_____________________________________
Anita M. Zagrodnik
Senior Vice President

ETF SERIES SOLUTIONS

/s/ Michael D. Barolsky
Michael D. Barolsky
Vice President and Secretary

CHIEF COMPLIANCE OFFICER

/s/ James R. Butz
James R. Butz